Exhibit 21.1

SUBSIDIARIES OF FLY-E GROUP, INC.

The following is a list of subsidiaries of Fly-E Group, Inc. as of July 15, 2025.

Legal Name	Jurisdiction
FLY EV, INC.	Delaware
FLY E-BIKE, INC.	Delaware
UNIVERSE KING CORP	New York
TKPGO CORP.	New York
FLYFLS INC	New York
FLY37 INC	New York
FIYET INC	New York
FLYAM INC	New York
FLYEBIKE INC	New York
FLYCLB INC	New York
FLYEBIKE NJ INC	New Jersey
FLYEBIKEMIAMI INC	Florida
GOFLY INC	Texas
FLYTRON INC.	New York
FLYNJ2 INC.	New Jersey
FLYBWY INC.	New York
MEEBIKE	New York
FLY E BIKE NJ3, INC	New Jersey
FLY E-BIKE SAN ANTONIO INC	Texas
FLYEBIKE WORLD INC.	New York
FLY DELIVERY INC.	New York
FLYEBIKE MIAMI2 INC.	Florida
FLYDC INC.	Washington, D.C.
FLYJH8509 INC.	New York
FLYNJ4 INC.	New York
FLYTORONTO Corp.	Toronto, Canada
FLYLA INC.	California
FWMOTOR INC	New York
DCMOTOR INC	Maryland
AOFL LLC	New York